Exhibit j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-1A of BlackRock ETF Trust II of our report dated September 23, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appears in BlackRock ETF Trust II’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 20, 2025

Appendix A

BlackRock ETF Trust II

1.	iShares AAA CLO Active ETF
2.	iShares BBB-B CLO Active ETF
3.	iShares Flexible Income Active ETF
4.	iShares Floating Rate Loan Active ETF
5.	iShares Intermediate Muni Income Active ETF
6.	iShares Short Duration High Yield Muni Active ETF
7.	iShares Short-Term California Muni Active ETF
8.	iShares Total Return Active ETF

2